UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 18, 2014, GenCorp Inc. (the “Company”) entered into a subordinated delayed draw credit agreement (the “Subordinated Credit Facility”) with the lenders identified therein, and The Bank of New York Mellon, as administrative agent.

The Subordinated Credit Facility provides a term loan facility in an aggregate principal amount of up to $100.0 million.  Outstanding indebtedness under the Subordinated Credit Facility may be voluntarily prepaid at any time, in whole or in part, in general without premium or penalty.

GenCorp intends to use borrowings under the Subordinated Credit Facility for a variety of purposes which may include refinancing of existing debt, repurchasing common equity, working capital and general corporate purposes.

In general, borrowings under the Subordinated Credit Facility bear interest at a rate equal to the sum of (x) the greater of LIBOR and 1.00% per annum plus (y) 8.50%, or in the case of base rate loans, the base rate as it is defined in the credit agreement governing the Subordinated Credit Facility plus 7.50%.

The Company is subject to certain limitations including the ability to incur additional debt, make certain investments and acquisitions, and make certain restricted payments, including stock repurchases and dividends.  The Subordinated Credit Facility includes events of default usual and customary for facilities of this nature, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

The description of the Subordinated Credit Facility contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01  Other Events.

On April  21, 2014, the Company issued a press release announcing the entry into the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 18, 2014, among GenCorp Inc., as Borrower, the lenders from time to time parties thereto, and The Bank of New York Mellon, as Administrative Agent.
99.l	Press release, dated April 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2014	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 18, 2014, among GenCorp Inc., as Borrower, the lenders from time to time parties thereto, and The Bank of New York Mellon, as Administrative Agent.
99.l	Press release, dated April 21, 2014.